Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Ed Murray, WY Secretary of State
FILED: 04/17/2015 03:59 PM
ID: 2015-000685201

Profit Corporation
Articles of Incorporation

1. Corporation name:

QMC Systems, Inc.

2. Name and physical address of its registered agent:

(The registered agent may be an individual resident in Wyoming, a domestic or foreign entity authorized to transact business in Wyoming, having a business office identical with such registered office. ***The registered agent must have a physical address in Wyoming.*** *A Post Office Box or Drop Box is not acceptable. If the registered office includes a suite number, it must be included in the registered office address.)*

Registered Agents Inc.
412 N. Main Street STE 100
Buffalo, WY 82834

3. Mailing address of the corporation:

3995 Hagers Grove Road
Salem, OR 97317

4. Principal office address:

3995 Hagers Grove Road
Salem, OR 97317

5. Number and class of shares the corporation will have the authority to issue:

50,000,000 Common

6. Incorporators (*list names and addresses of each incorporator*):

Renae Bell, C/O QMC Systems, Inc.
3995 Hagers Grove Road
Salem, OR 97317

Received
APR 14 2015
Secretary of State
Wyoming

7. Execution *(all incorporators must sign)*:

Signature: [signature]

Print Name: Renae Bell

Date: 4/22/13 *(mm/dd/yyyy)*

Signature: ______________________

Print Name:

Date: *(mm/dd/yyyy)*

Signature: ______________________

Print Name:

Date: *(mm/dd/yyyy)*

Contact Person: Securities Compliance Group

Daytime Phone Number: (888) 978-9901 Email: jm@ibankattorneys.com

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Consent to Appointment by Registered Agent

I, Registered Agents Inc., registered office located at
(name of registered agent)

412 N. Main Street
STE 100
Buffalo, WY 82834

voluntarily consent to serve

* ***(registered office physical address, city, state & zip)***

as the registered agent for QMC Systems, Inc.
(name of business entity)

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: Bill Havre
(Shall be executed by the registered agent.)

Date: 03/11/2015
(mm/dd/yyyy)

Print Name: Bill Havre

Daytime Phone: (307) 200-2803

Title: Authorized Individual

Email: reports@registeredagentsinc.com

Registered Agent Mailing Address (if different than above):

***If this is a new address, complete the following:**

Previous Registered Office(s):

I hereby certify that:

- After the changes are made, the street address of my registered office and business office will be identical.
- This change affects every entity served by me and I have notified each entity of the registered office change.
- I certify that the above information is correct and I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: ______________________________
(Shall be executed by the registered agent.)

Date:
(mm/dd/yyyy)

Checklist

☐ Submit one **originally signed** consent to appointment and one exact photocopy.

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD F. MURRAY, III, SECRETARY OF STATE of the STATE OF WYOMING, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

QMC Systems, Inc.

Accordingly, the undersigned, by virtue of the authority vested in me by the law, hereby issues this Certificate.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **17th** day of **April, 2015**.

Secretary of State

By: Lance Cockrell

Filed Date: 04/17/2015